Vertex Energy, Inc 8-K

Exhibit 99.1

VERTEX ENERGY, INC. PROVIDES BUSINESS UPDATE

HOUSTON, TX., March 26, 2020 -- Vertex Energy, Inc. (NASDAQ: VTNR, “Vertex” or the “Company”), a leading specialty refiner and marketer of high-quality hydrocarbon products, today provided an update on its recent performance and outlook, including recent actions taken to mitigate the impact of the coronavirus (“COVID-19”).

FIRST QUARTER 2020 PERFORMANCE

▪	Management anticipates Adjusted EBITDA to be in a range of approximately $2.0 to $3.0 million in the first quarter of 2020. Results for the three months ending March 31, 2020 are expected to be supported by firm utilization at the Company’s Heartland and Marrero refineries, together with successful actions taken to mitigate spread compression in the period.
▪	Management anticipates free cash flow to be in a range of approximately $1.8 to $2.8 million in the first quarter of 2020. The Company defines free cash flow as Adjusted EBITDA less total capital expenditures.
▪	The Company had total cash and total funds available under its credit facilities of approximately $16.0 million as of March 25, 2020. Given total debt outstanding on the Company’s credit facilities of approximately $6.7 million as of March 25, 2020, the Company has sufficient liquidity to support the ongoing management of the business.

COVID-19 MITIGATION ACTIONS

▪	The Company’s operations are classified as “critical infrastructure and essential services” by the U.S. Department of Homeland Security. As such, the Company’s facilities will remain operational to ensure that businesses and communities continue to have access to essential services and materials produced by the Company.
▪	The Company has employed Centers for Disease Control and Prevention transmission prevention protocols at all of its facilities. Social distancing, staggered shifts, and increased general sanitation activities have been employed throughout the organization.
▪	The Company is currently executing on business contingency plans, consistent with its emergency response protocols.

FULL-YEAR 2020 OUTLOOK

▪	Multi-year supply-offtake agreements support long-term demand for production. At the Marrero refinery, 100% of marine fuel production is committed under a 10-year off-take agreement with a strategic partner. At the Heartland refinery, the Company has contracted the majority of its base oil production under extended term offtake agreements. Both base oil and marine production sold under these multi-year contracts are indexed to market prices.
▪	Long-term profitability is not directly tied to movements in crude oil prices. Unlike a traditional fuel refiner that uses crude oil as its primary feedstock, Vertex processes uses motor oil as its feedstock, a regulated waste stream as defined by the U.S. Environmental Protection Agency. In the current environment, Vertex is being paid by used motor oil generators to collect their used motor oil, creating a revenue opportunity for the Company, resulting in a negative lift cost for the feedstock in comparison to the lift cost for crude oil producers.

▪	Used Motor Oil (UMO) feedstock supply could be impacted in a prolonged COVID-19 outbreak scenario. Recent virus-related declines in broader economic activity could temporarily impact the availability of used motor oil supplied as a feedstock to the Company’s Marrero refinery, the Company’s largest refining facility. Vertex is evaluating other sources of supply to support run rates at its refineries to mitigate the potential shortfall of supply. However, given short term insufficient supplies of UMO feedstock in the event of a prolonged softening in economic activity, the Company may consider reducing utilization rates at its refineries from current levels in the near term.
▪	Withdrawing full-year 2020 Adjusted EBITDA guidance. Given current market volatility resulting from the COVID-19 pandemic, the Company has chosen to withdraw all aspects of its outlook and assumptions for the full-year 2020. As the potential impact from COVID-19 is difficult to predict, the extent to which it may negatively affect our operating results is uncertain. Any impact will depend on future developments and new information that may emerge regarding the severity and duration of COVID-19 and the actions taken by authorities to contain it or treat its impact, all of which are beyond our control.

“While COVID-19 represents a clear and present headwind for our business, we have taken actions to mitigate virus-related risks to our organization, while positioning the business for growth, once conditions improve. The majority of our production is guaranteed for purchase under multi-year supply-offtake agreements at fair market values, creating a stable base of demand for our products. Given current market conditions, we see an opportunity for Vertex to differentiate itself as one of the leading producers of tomorrow’s energy through the processing of alternative feedstocks, while producing equivalent or better finished products than those generated from conventional crude oil. In the interim, we remain focused on ensuring the continued safety and welfare of our employees and customers, while remaining operationally agile in what appears to be a very fluid environment,” stated Benjamin P. Cowart, Chairman, President and CEO of Vertex.

ABOUT VERTEX ENERGY

Houston-based Vertex Energy, Inc. (NASDAQ: VTNR) is a specialty refiner of alternative feedstocks and marketer of high-purity petroleum products. Vertex is one of the largest processors of used motor oil in the U.S., with operations located in Houston and Port Arthur (TX), Marrero (LA) and Heartland (OH)(co-owned). Vertex also co-owns a facility, Myrtle Grove, located on a 41-acre industrial complex along the Gulf Coast in Belle Chasse, LA, with existing hydro-processing and plant infrastructure assets, that include nine million gallons of storage. The Company has built a reputation as a key supplier of Group II+ and Group III base oils to the lubricant manufacturing industry throughout North America.

FORWARD-LOOKING STATEMENTS

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “hopes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including, but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results and/or could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements which include, among others, the following: the continued spread of COVID-19, including the speed, depth, geographic reach and duration of the spread; actions taken by the Company in response to COVID-19; the legal, regulatory and administrative developments that occur at the federal, state and local levels in response to COVID-19, including quarantines and ‘stay-at-home’ orders affecting our operations; uncertainties of the impact of COVID-19 throughout our operations, including our ability to execute business operations, strategies, and initiatives in the expected time frame; and the demand for the Company’s services and products, including based on downturns in the economy caused by COVID-19 and/or responses thereto. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

CONTACT

Noel Ryan, IRC

720.778.2415

IR@vertexenergy.com